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                      GOLDEN WEST INVESTMENT COMPANY, INC.

                              ARTICLES OF AMENDMENT


         GOLDEN WEST INVESTMENT COMPANY, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (hereafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST:    The below amendment to the Charter of the Corporation was
     advised by the Board of Directors in accord with the Maryland General Corporation Law, and there is no stock entitled to vote on the matter either outstanding or subscribed for at the time of approval.

          SECOND:   The Charter of the Corporation is hereby amended (a) by
     striking in its entirety Article I, and by substituting in lieu the following:

                                       I.

                    The name of the Corporation is ATLAS ASSETS, INC.


          and (b) by the addition of the following Article VIII thereto:

                                      VIII.

               Subject to the provisions of the 1940 Act, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

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          IN WITNESS WHEREOF, GOLDEN WEST INVESTMENT COMPANY, INC. has caused these presents to be signed in the name and in its behalf by its President and attested by its Secretary on this _____ day of _____________, 1988, and its President acknowledges that these Articles of Amendment are the act and deed of GOLDEN WEST INVESTMENT COMPANY, INC. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.


                             By
                                ----------------------------
                                         President

ATTEST:


-------------------------
       Secretary